SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 1999

                            PENN NATIONAL GAMING, INC
             (Exact name of Registrant as specified in its charter)

                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                               0-24206 23-2234473
          (Commission File Number) (I.R.S. Employer Identification No.)


                  825 BERKSHIRE BLVD, SUITE 200, WYOMISSING, PA
                  19610 (Address of principal executive offices
                               including Zip code)

                                  610-373-2400
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)



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Item 5.  Other Events

GENERAL

         On January 28, 1999, pursuant to a First Amendment to an Asset Purchase Agreement, by, between and among Greenwood New Jersey, Inc. ("Greenwood"), International Thoroughbred Breeders, Inc., Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness, Inc. and Circa 1850, Inc., the original parties to an Asset Purchase Agreement entered into as of July 2, 1998, and Penn National Gaming, Inc. ("Penn") (the "Agreement"), and pursuant to which Penn entered into a joint venture ("Joint Venture"), Penn, along with its Joint Venture partner, Greenwood agreed to purchase certain assets of the Garden State Race Track and Freehold Raceway, both located in New Jersey (the "Acquisition").

BASIC TERMS OF THE ACQUISITION

         The purchase price for the Acquisition is approximately $46,000,000 (subject to reduction of up to approximately $1,000,000 based upon the resolution of certain disputed items, for which amounts have been placed in escrow). The purchase price will consist of $23,000,000 in cash and $23,000,000 pursuant to two deferred purchase price promissory notes in the amount of $22,000,000 and $1,000,000, each. Penn is responsible for approximately 50% for the purchase price. The parties to the Joint Venture are also contingently liable to the sellers in an amount of an additional $10,000,000, if the Joint Venture receives approvals for off-track betting or phone betting.

THE JOINT VENTURE

         Greenwood and Penn entered into the Joint Venture on January 28, 1999, whereby the parties to the Joint Venture will effectuate the Acquisition. The Joint Venture is contingent upon, among other things, Penn obtaining approvals necessary to effect the Joint Venture, which approvals include: (i) full and complete New Jersey regulatory approval (including but not limited to approval of the New Jersey Racing Commission), (ii) Hart Scott Rodino compliance; and
(iii) the written consent of a majority of the holders of its $80 Million Senior Notes issued December 17, 1997 to any necessary modification to the Indenture dated December 12, 1997 to permit Penn's investment in the Joint Venture (the "Penn Approvals"). At the initial closing of the Acquisition on January 28, 1999, Penn loaned FR Park Racing, LP, a New Jersey limited partnership ("FRPRLP") $11,250,000, which is secured by certain assets. After obtaining the above Approvals, Penn will invest an additional $11,750,000 into the Joint Venture with a portion of this amount being treated as capital and the balance as debt. Penn will have approximately 50% interest in the Joint Venture.

CERTAIN RELATED AGREEMENTS

         The Joint Venture will enter into various agreements with respect to the operation of the racing facilities.

ACCOUNTING TREATMENT

         The acquisition of its interests in the Joint Venture will be accounted for under the purchase method of accounting.









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Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                Description

2.1 First Amendment to Asset Purchase Agreement dated as of January 28, 1999 by and among Greenwood New Jersey, Inc., International Thoroughbred Breeders, Inc., Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness Inc., Circa 1850, Inc., and Penn national Gaming, Inc.

2.2 First Amendment to Joint Venture Agreement dated as of January 28, 1999, by and between Greenwood New Jersey, Inc., and Penn National Gaming, Inc. (^)


(^) Penn will upon request provide the Commission with copies of any schedule or exhibits to this agreement.


























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            PENN NATIONAL GAMING, INC

February 12, 1999                  By:_/s/Robert S. Ippolito________________
Date                               Robert S. Ippolito, Chief Financial Officer





































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                                  Exhibit Index

Exhibit No.                Description

2.1 First Amendment to Asset Purchase Agreement dated as of January 28, 1999 by and among Greenwood New Jersey, Inc., International Thoroughbred Breeders, Inc., Garden State Race Track, Inc., Freehold Racing Association, Atlantic City Harness Inc., Circa 1850, Inc., and Penn national Gaming, Inc.

2.2 First Amendment to Joint Venture Agreement dated as of January 28, 1999, by and between Greenwood New Jersey, Inc., and Penn National Gaming, Inc. (^)


(^) Penn will upon request provide the Commission with copies of any schedule or exhibits to this agreement.



























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